Exhibit 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54158) of the Quaker Chemical Corporation Profit Sharing and Retirement Savings Plan of our report dated May 15, 1998, appearing on page 1 of the Annual Report of the Quaker Chemical Corporation Profit Sharing and Retirement Savings Plan on Form 11-K for the year ended December 31, 1997.



Price Waterhouse LLP
Philadelphia, Pennsylvania
June 26, 1998